UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 21, 2013

SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10382	20-5715943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3845 Corporate Centre Drive O’Fallon, Missouri	63368
(Address of principal executive offices)	(Zip Code)

(636) 939-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2013, the Compensation Committee of the Board of Directors of Synergetics USA, Inc. (the “Company”) finalized fiscal 2013 bonus payments to each of the Company’s named executive officers.  This bonus compensation information was not included in the Summary Compensation Table included in the Company’s Proxy Statement for its 2013 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on November 12, 2013 (the “Proxy Statement”), because the amount of the bonuses had not been determined at the time of filing the Proxy Statement.  The table below updates the Bonus and Total columns in the Summary Compensation Table for the named executive officers previously set forth in the Proxy Statement.  No other amounts have changed.

2013 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus		Stock Awards(1)	Option Awards(1)	All Other Compensation	Total
David M. Hable	2013	$410,800	$—	(2)	$96,760	$103,028	$675	$611,263
President & Chief Executive Officer

Jerry L. Malis	2013	$283,832	$15,327	(2)	$33,425	$35,592	$—	$368,176
Executive Vice President & Chief Scientific Officer

Pamela G. Boone	2013	$280,779	$13,477	(2)	$33,068	$35,209	$1,250	$363,783
Executive Vice President & Chief Financial Officer

Jason J. Stroisch	2013	$260,000	$—	(2)	$21,434	$22,822	$1,275	$305,531
Vice President of Marketing & Technology

Michael R. Fanning	2013	$222,485	$5,340	(2)	$18,342	$19,528	$9,075	$274,770
Vice President of Domestic Sales

(1)	Represents the aggregate grant date fair value for all restricted stock or stock options, as applicable, granted to the named executive officers in the fiscal year indicated, computed in accordance with FASB Accounting Standards Codification Topic 718, Compensation — Stock Compensation. For information about the assumptions made in this valuation, refer to Note 13 “Stock-Based Compensation Plans” to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2013.

(2)	Bonus amounts reported for 2013 were earned in fiscal 2013 and paid in fiscal 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:            November 27, 2013

SYNERGETICS USA, INC.

By:	/s/ Pamela G. Boone
Name:	Pamela G. Boone
Title:	Executive Vice President and Chief Financial Officer